Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS
SECOND QUARTER 2021 EPS OF $1.51 PER SHARE;
AND FFO OF $1.60 PER SHARE

Financial and Operating Highlights
•Net income attributable to common stockholders of $1.51 per share for the second quarter of 2021 as compared to $0.76 per share for the same period in 2020. Net income attributable to common stockholders for the second quarter of 2021 includes net gains of $108.3 million, or $1.47 per share, recognized from the sales of 635-641 Sixth Avenue and our interests in 605 West 42nd Street, as compared to a net gain of $65.4 million, or $0.82 per share, recognized from the sale of the retail condominium at 609 Fifth Avenue in the second quarter of 2020.
•Funds from operations, or FFO, of $1.60 per share for the second quarter of 2021 as compared to $1.70 per share for the same period in 2020. FFO for the second quarter of the prior year included $12.4 million, or $0.15 per share, of lease termination income as compared to just $1.1 million, or $0.02 per share, of lease termination income in the second quarter of 2021.
•To date in 2021, the Company has repurchased or redeemed a combined 4.0 million shares of its common stock and units of its Operating Partnership, or OP units, under the previously announced $3.5 billion share repurchase plan, bringing total repurchases and redemptions to 36.5 million shares/units.
•Signed 42 Manhattan office leases covering 557,703 square feet in the second quarter and 63 Manhattan office leases covering 910,455 square feet for the first six months of 2021. The mark-to-market on signed Manhattan office leases was 1.1% lower for the second quarter and 1.7% lower for the first six months of 2021 than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income, or NOI, including our share of same-store cash NOI from unconsolidated joint ventures, decreased by 3.7% for the second quarter of 2021 and decreased by 2.4% for the first six months of 2021 as compared to the same period in 2020, excluding lease termination income, an interim level that is consistent with our full-year 2021 goals and objectives.
•Manhattan same-store office occupancy was 93.6% as of June 30, 2021, inclusive of leases signed but not yet commenced.

Investing Highlights
•Closed on the previously announced sale of 635-641 Sixth Avenue for a gross sale price of $325.0 million, equating to more than $1,200 per square foot. The transaction generated net cash proceeds to the Company of $313.2 million.
•Closed on the previously announced sale of its 20.0% interest in 605 West 42nd Street, also known as "Sky," for a gross asset valuation of $858.1 million. The transaction generated net cash proceeds to the Company of $54.5 million.
•Closed on the acquisition of the fee interest in 461 Fifth Avenue for a gross purchase price of $28.0 million pursuant to a purchase option under the ground lease at the property, thereby consolidating a leasehold position into 100% unencumbered fee ownership.
Financing Highlights
•Along with our joint venture partners, closed on the previously announced $3.0 billion 10-year fixed-rate refinancing of One Vanderbilt Avenue. The new financing carries a stated coupon of 2.855 percent, equivalent to a rate of 2.947 percent inclusive of hedging costs, and replaces the previous $1.75 billion construction facility that had an outstanding balance of approximately $1.54 billion at the time of repayment.
Summary
New York, NY, July 21, 2021 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended June 30, 2021 of $105.3 million, or $1.51 per share, as compared to net income of $56.4 million, or $0.76 per share, for the same quarter in 2020. Net income attributable to common stockholders for the second quarter of 2021 includes net gains totaling $108.3 million, or $1.47 per share, recognized from the sales of 635-641 Sixth Avenue and our interests in 605 West 42nd Street, as compared to a net gain of $65.4 million, or $0.82 per share, in the second quarter of 2020 recognized from the sale of the retail condominium at 609 Fifth Avenue.
The Company also reported net income attributable to common stockholders for the six months ended June 30, 2021 of $97.9 million, or $1.40 per share, as compared to net income of $171.2 million, or $2.28 per share, for the same period in 2020. Net income attributable to common stockholders for the six months ended June 30, 2021 includes $94.1 million, or $1.27 per share, of net gains recognized from the sale of real estate interests and non-cash fair value adjustments. Net income for the six months ended June 30, 2020 included $137.5 million, or $1.69 per share, of net gains recognized from the sale of real estate interests and non-cash fair value adjustments.
The Company reported FFO for the quarter ended June 30, 2021 of $117.7 million, or $1.60 per share, as compared to FFO for the same period in 2020 of $136.1 million, or $1.70 per share. FFO for the second quarter of the prior year included $12.4 million, or $0.15 per share, of lease termination income as compared to just $1.1 million, or $0.02 per share, of lease termination income included in the second quarter of 2021.

The Company also reported FFO for the six months ended June 30, 2021 of $246.0 million, or $3.33 per share, as compared to FFO of $308.1 million, or $3.79 per share, for the same period in 2020. FFO for the six months ended June 30, 2020 included $25.1 million, or $0.31 per share, of incremental income from Credit Suisse at 1 Madison Avenue representing rent through December 31, 2020.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
For the quarter ended June 30, 2021, the Company reported consolidated revenues and operating income of $218.1 million and $88.7 million, respectively, compared to $253.7 million and $130.4 million, respectively, for the same period in 2020.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, decreased by 9.2% for the second quarter of 2021, and decreased 3.7% excluding lease termination income, as compared to the same period in 2020, an interim level that is consistent with our full-year 2021 goals and objectives.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, decreased by 5.4% for the six months June 30, 2021, and decreased 2.4% excluding lease termination income, as compared to the same period in 2020, an interim level that is consistent with our full-year 2021 goals and objectives.
During the second quarter of 2021, the Company signed 42 office leases in its Manhattan office portfolio totaling 557,703 square feet. The average lease term on the Manhattan office leases signed in the second quarter of 2021 was 4.7 years and average tenant concessions were 2.4 months of free rent with a tenant improvement allowance of $17.16 per rentable square foot, excluding leases signed at One Vanderbilt Avenue. Twenty-five leases comprising 265,798 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $84.12 per rentable square foot, representing a 1.1% decrease over the previous fully escalated rents on the same office spaces.
During the first six months of 2021, the Company signed 63 office leases in its Manhattan office portfolio totaling 910,455 square feet. The average lease term on the Manhattan office leases signed in the first six months of 2021 was 5.3 years and average tenant concessions were 4.7 months of free rent with a tenant improvement allowance of $39.76 per rentable square foot, excluding leases signed at One Vanderbilt Avenue. Thirty-eight leases comprising 453,124 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $72.98 per rentable square foot, representing a 1.7% decrease over the previous fully escalated rents on the same office spaces.
Occupancy in the Company's Manhattan same-store office portfolio was 93.6% as of June 30, 2021, inclusive of 53,962 square feet of leases signed but not yet commenced, as compared to 94.1% at the end of the previous quarter.

Significant leases that were signed in the second quarter included:
•Total of 227,670 square feet of leases signed at One Vanderbilt Avenue:
•New lease for 97,652 square feet, for 15.0 years;
•New lease with MSD Partners for 35,567 square feet, for 15.0 years;
•New lease with Mamoura Holdings (US), LLC for 28,448 square feet, for 10.0 years;
•Expansion lease with TD Securities for 24,020 square feet, for 20.0 years, which increases TD Securities' footprint in the building to 142,892 square feet;
•New lease with Kyndrel for 22,531 square feet, for 9.0 years;
•New lease with Nearwater Management LLC for 17,289 square feet, for 7.0 years; and
•Expansion lease with InTandem Capital Partners LLC and Sagewind Capital LLC for 2,163 square feet, for 7.0 years, which increases their joint footprint in the building to 12,328 square feet;
•Early renewal with Wells Fargo Bank N.A. for 103,803 square feet at 100 Park Avenue, for 2.1 years;
•New lease with GQG Partners, LLC for 8,936 square feet at 280 Park Avenue, for 15.0 years; and
•New retail lease with Vashi for 11,777 square feet at 110 Greene Street, for 15.0 years.
Investment Activity
To date in 2021, the Company has repurchased 3.4 million shares of its common stock and redeemed 0.6 million units of its Operating Partnership, or OP units, bringing total repurchases and redemptions to 34.9 million shares of common stock and 1.6 million OP units for a combined total of $3.1 billion under the previously announced $3.5 billion share repurchase program.
In June, the Company closed on the previously announced sale of 635-641 Sixth Avenue for a gross sale price of $325.0 million, equating to more than $1,200 per square foot. The property is comprised of two adjoined buildings totaling eight stories and 267,000 square feet, occupying the full western block-front on Sixth Avenue from 19th Street to 20th Street in Midtown South. The transaction generated net cash proceeds to the Company of $313.2 million.
In June, the Company closed on the previously announced sale of its 20.0% interest in 605 West 42nd Street, also known as "Sky," for a gross asset valuation of $858.1 million. The 71-story, 948,233 square foot luxury multifamily tower includes 295 affordable units of dedicated affordable housing and 68,000 square feet of retail space. The transaction generated net cash proceeds to the Company of $54.5 million.

In June, the Company closed on the acquisition of the fee interest in 461 Fifth Avenue for a gross purchase price of $28.0 million pursuant to a purchase option under the ground lease at the property, thereby consolidating a leasehold position into 100% unencumbered fee ownership. The Company acquired the leasehold interest in the property in 2003. The property comprises 200,000 square feet on the corner of Fifth Avenue and 40th Street in East Midtown.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity ("DPE") portfolio was $1.11 billion at June 30, 2021. The portfolio is comprised of $1.07 billion of investments, which are classified in the debt and preferred equity line item of the balance sheet, at a weighted average current yield of 7.3%, or 9.0% excluding the effect of $238.7 million of investments that are on non-accrual, and mortgage investments aggregating $0.04 billion at a weighted average current yield of 3.6% that are included in other balance sheet line items for accounting purposes.
During the second quarter, the Company acquired a subordinate debt investment for $60.4 million, all of which was retained, at a yield of 14.0%.
During the second quarter, the Company generated $53.8 million of cash through the sale, at par, of one DPE position.
Financing Activity
In June, the Company, along with its joint venture partners, closed on the previously announced $3.0 billion 10-year fixed-rate refinancing of One Vanderbilt Avenue. The loan was securitized in a single asset, single borrower (SASB) agented CMBS transaction. The new financing carries a stated coupon of 2.855 percent, equivalent to a rate of 2.947 percent inclusive of hedging costs, and replaces the previous $1.75 billion construction facility that had an outstanding balance of approximately $1.54 billion at the time of repayment.
Dividends
In the second quarter of 2021, the Company declared:
•Three monthly dividends on its outstanding common stock of $0.3033 per share which were paid on May 17, June 15, and July 15, 2021, equating to an annualized dividend of $3.64 per share of common stock; and
•Quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period April 15, 2021 through and including July 14, 2021, which was paid on July 15, 2021 and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, July 22, 2021, at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”

The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.” The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using conference ID 5177356.
A replay of the call will be available for 7 days after the call by dialing (855) 859-2056 using conference ID 1787091. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of June 30, 2021, SL Green held interests in 77 buildings totaling 35.3 million square feet. This included ownership interests in 27.1 million square feet of Manhattan buildings and 7.4 million square feet securing debt and preferred equity investments.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties related to the on-going COVID-19 pandemic and the duration and impact it will have on our business and the industry as a whole and the other risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues:	2021	2020	2021	2020

Rental revenue, net	$163,916	$174,141	$326,726	$369,604
Escalation and reimbursement	20,695	21,745	45,974	48,913
Investment income	20,107	39,943	39,380	78,476
Other income	13,389	17,870	32,129	71,009
Total revenues	218,107	253,699	444,209	568,002
Expenses:
Operating expenses, including related party expenses of $3,039 and $5,264 in 2021 and $2,739 and $6,488 in 2020	43,883	40,897	86,167	94,763
Real estate taxes	43,768	41,661	89,179	88,283
Operating lease rent	6,707	7,831	13,446	15,198
Interest expense, net of interest income	18,960	30,070	42,348	67,564
Amortization of deferred financing costs	3,386	2,661	7,160	5,161
Depreciation and amortization	57,261	95,941	120,257	164,220
Loan loss and other investment reserves, net of recoveries	—	6,813	—	18,061
Transaction related costs	3	373	25	438
Marketing, general and administrative	22,064	23,510	44,949	43,080
Total expenses	196,032	249,757	403,531	496,768

Equity in net loss from unconsolidated joint ventures	(12,970)	(2,199)	(15,834)	(15,013)
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	8,471	—	(4,158)	—
Purchase price and other fair value adjustment	(1,947)	—	717	—
Gain on sale of real estate, net	98,960	64,884	97,572	137,520
Depreciable real estate reserves	2,545	—	(5,696)	—
Net income	117,134	66,627	113,279	193,741
Net income attributable to noncontrolling interests in the Operating Partnership	(6,282)	(3,070)	(5,806)	(9,272)
Net loss (income) attributable to noncontrolling interests in other partnerships	40	(1,023)	1,539	(730)
Preferred unit distributions	(1,823)	(2,353)	(3,669)	(5,019)
Net income attributable to SL Green	109,069	60,181	105,343	178,720
Perpetual preferred stock dividends	(3,737)	(3,737)	(7,475)	(7,475)
Net income attributable to SL Green common stockholders	$105,332	$56,444	$97,868	$171,245
Earnings Per Share (EPS)
Net income per share (Basic) (1)	$1.52	$0.76	$1.41	$2.28
Net income per share (Diluted) (1)	$1.51	$0.76	$1.40	$2.28

Funds From Operations (FFO)
FFO per share (Basic) (1)	$1.60	$1.75	$3.35	$3.90
FFO per share (Diluted) (1)	$1.60	$1.74	$3.33	$3.89
FFO per share (Pro forma) (2)	$1.60	$1.70	$3.33	$3.79

Basic ownership interest
Weighted average REIT common shares for net income per share	68,980	73,538	68,996	74,598
Weighted average partnership units held by noncontrolling interests	4,093	4,120	4,121	4,170
Basic weighted average shares and units outstanding (1)	73,073	77,658	73,117	78,768

Diluted ownership interest
Weighted average REIT common share and common share equivalents	69,634	73,946	69,778	75,038
Weighted average partnership units held by noncontrolling interests	4,093	4,120	4,121	4,170
Diluted weighted average shares and units outstanding (1)	73,727	78,066	73,899	79,208
Pro forma adjustment (2)	—	2,153	—	2,184
Pro forma diluted weighted average shares and units outstanding (2)	73,727	80,219	73,899	81,392

(1) During the first quarter of 2021, the Company completed a reverse stock split to mitigate the dilutive impact of stock issued for a special dividend paid primarily in stock. The 2020 basic and diluted weighted average common shares outstanding have been retroactively adjusted to reflect the reverse stock split.
(2) During the first quarter of 2021, the Company completed a reverse stock split to mitigate the dilutive impact of stock issued for a special dividend paid primarily in stock. GAAP requires the weighted average common shares outstanding to be adjusted retroactively for all periods presented to reflect the reverse stock split. To facilitate comparison between the periods presented, the Company calculated Pro forma diluted weighted average shares and units outstanding for the 2020 periods presented, which adjusts the share counts back to the originally-reported numbers.

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30,	December 31,
	2021	2020
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,403,399	$1,315,832
Building and improvements	4,088,659	4,168,193
Building leasehold and improvements	1,642,595	1,448,134
Right of use asset - financing leases	27,445	55,711
Right of use asset - operating leases	502,316	367,209
	7,664,414	7,355,079
Less: accumulated depreciation	(2,008,438)	(1,956,077)
	5,655,976	5,399,002
Assets held for sale	—	—
Cash and cash equivalents	218,337	266,059
Restricted cash	98,164	106,736
Investment in marketable securities	32,339	28,570
Tenant and other receivables	40,147	44,507
Related party receivables	36,430	34,657
Deferred rents receivable	304,140	302,791
Debt and preferred equity investments, net of discounts and deferred origination fees of $7,922 and $11,232 and allowances of $13,213 and $13,213 in 2021 and 2020, respectively	1,072,711	1,076,542
Investments in unconsolidated joint ventures	3,209,151	3,823,322
Deferred costs, net	161,962	177,168
Other assets	336,807	448,213
Total assets	$11,166,164	$11,707,567

Liabilities
Mortgages and other loans payable	$1,874,592	$2,001,361
Revolving credit facility	—	110,000
Unsecured term loan	1,500,000	1,500,000
Unsecured notes	1,251,404	1,251,888
Deferred financing costs, net	(26,820)	(34,521)
Total debt, net of deferred financing costs	4,599,176	4,828,728
Accrued interest payable	13,771	14,825
Accounts payable and accrued expenses	126,929	151,309
Deferred revenue	114,536	118,572
Lease liability - financing leases	124,808	152,521
Lease liability - operating leases	443,313	339,458
Dividend and distributions payable	24,407	149,294
Security deposits	54,797	53,836
Liabilities related to assets held for sale	—	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	196,966	302,798
Total liabilities	5,798,703	6,211,341

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	355,201	358,262
Preferred units	198,503	202,169

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both June 30, 2021 and December 31, 2020	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 68,906 and 69,534 issued and outstanding at June 30, 2021 and December 31, 2020, respectively (including 1,026 held in Treasury at both June 30, 2021 and December 31, 2020)	690	716
Additional paid-in capital	3,823,290	3,862,949
Treasury stock at cost	(124,049)	(124,049)
Accumulated other comprehensive loss	(66,863)	(67,247)
Retained earnings	934,132	1,015,462
Total SL Green Realty Corp. stockholders’ equity	4,789,132	4,909,763
Noncontrolling interests in other partnerships	24,625	26,032
Total equity	4,813,757	4,935,795
Total liabilities and equity	$11,166,164	$11,707,567

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Funds From Operations (FFO) Reconciliation:	2021	2020	2021	2020

Net income attributable to SL Green common stockholders	$105,332	$56,444	$97,868	$171,245
Add:
Depreciation and amortization	57,261	95,941	120,257	164,220
Joint venture depreciation and noncontrolling interest adjustments	59,485	45,107	115,187	101,425
Net income attributable to noncontrolling interests	6,242	4,093	4,267	10,002
Less:
Gain on sale of real estate, net	98,960	64,884	97,572	137,520
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	8,471	—	(4,158)	—
Purchase price and other fair value adjustments	—	—	2,664	—
Depreciable real estate reserves	2,545	—	(5,696)	—
Depreciation on non-rental real estate assets	672	609	1,199	1,259
FFO attributable to SL Green common stockholders and unit holders	$117,672	$136,092	$245,998	$308,113

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Operating income and Same-store NOI Reconciliation:	2021	2020	2021	2020

Net income	$117,134	$66,627	$113,279	$193,741
Equity in net (gain) loss on sale of interest in unconsolidated joint venture/real estate	(8,471)	—	4,158	—
Purchase price and other fair value adjustments	1,947	—	(717)	—
Gain on sale of real estate, net	(98,960)	(64,884)	(97,572)	(137,520)
Depreciable real estate reserves	(2,545)	—	5,696	—
Depreciation and amortization	57,261	95,941	120,257	164,220
Interest expense, net of interest income	18,960	30,070	42,348	67,564
Amortization of deferred financing costs	3,386	2,661	7,160	5,161
Operating income	88,712	130,415	194,609	293,166

Equity in net loss from unconsolidated joint ventures	12,970	2,199	15,834	15,013
Marketing, general and administrative expense	22,064	23,510	44,949	43,080
Transaction related costs, net	3	373	25	438
Investment income	(20,107)	(39,943)	(39,380)	(78,476)
Loan loss and other investment reserves, net of recoveries	—	6,813	—	18,061
Non-building revenue	(8,027)	(192)	(12,488)	(3,982)
Net operating income (NOI)	95,615	123,175	203,549	287,300

Equity in net loss from unconsolidated joint ventures	(12,970)	(2,199)	(15,834)	(15,013)
SLG share of unconsolidated JV depreciation and amortization	58,537	46,217	113,812	92,091
SLG share of unconsolidated JV interest expense, net of interest income	34,274	32,714	67,701	68,491
SLG share of unconsolidated JV amortization of deferred financing costs	3,545	1,693	6,430	3,380
SLG share of unconsolidated JV loss on early extinguishment of debt	941	—	941	—
SLG share of unconsolidated JV investment income	(314)	(310)	(610)	(617)
SLG share of unconsolidated JV non-building revenue	(599)	(2,425)	(2,186)	(4,025)
NOI including SLG share of unconsolidated JVs	179,029	198,865	373,803	431,607

NOI from other properties/affiliates	(16,937)	(27,921)	(51,740)	(100,334)
Same-store NOI	162,092	170,944	322,063	331,273

Ground lease straight-line adjustment	244	245	489	533
Joint Venture ground lease straight-line adjustment	233	252	465	594
Straight-line and free rent	(7,884)	100	(11,264)	(2,800)
Amortization of acquired above and below-market leases, net	(100)	(858)	(195)	(2,428)
Joint Venture straight-line and free rent	(2,166)	(4,271)	(9,515)	(10,030)
Joint Venture amortization of acquired above and below-market leases, net	(4,824)	(3,807)	(9,135)	(7,630)
Same-store cash NOI	$147,595	$162,605	$292,908	$309,512

Lease termination income	(1,095)	(10,570)	(1,100)	(10,590)
Joint Venture lease termination income	(247)	(172)	(254)	(179)
Same-store cash NOI excluding lease termination income	$146,253	$151,863	$291,554	$298,743

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring building improvements.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
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